As filed with the Securities and Exchange Commission on August 13, 1999
                                                 Registration No.333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    PULASKI SAVINGS BANK 401(K) SAVINGS PLAN
                              PULASKI BANCORP, INC.
   (exact name of registrant as specified in its certificate of incorporation)

           FEDERAL                                               22-3652847
(state or other jurisdiction of   (Primary Standard            (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               130 MOUNTAIN AVENUE
                          SPRINGFIELD, NEW JERSEY 07081
                                 (973) 564-9000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                    PULASKI SAVINGS BANK 401(K) SAVINGS PLAN
                            (Full Title of the Plan)
                       -----------------------------------

THOMAS BENTKOWSKI                         COPIES TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER     CHRISTINA M. GATTUSO, ESQ.
PULASKI BANCORP INC.                      SUZANNE A. WALKER, ESQ.
130 MOUNTAIN AVENUE                       MULDOON, MURPHY & FAUCETTE LLP
SPRINGFIELD, NEW JERSEY 07081             5101 WISCONSIN AVENUE, N.W.
(973) 564-9000                            WASHINGTON, D.C.  20016
                                          (202) 362-0840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box. / X /
                                                     ----

=====================================================================================================
Title of each Class of        Amount to be   Proposed Purchase   Estimated Aggregate   Registration
Securities to be Registered  Registered (1)  Price Per Share(2)    Offering Price(3)        Fee
-----------------------------------------------------------------------------------------------------
     Common Stock
    $.01 par Value               56,319         $8.375                $471,672            $132
-----------------------------------------------------------------------------------------------------
    Participation
      Interests                    (4)                                $471,672             (5)
=====================================================================================================

(1)Pursuant to 17 C.F.R. Section 230.457(h), where securities are to be offered pursuant to an employee benefit plan, the aggregate offering price and the amount of the registration fee have been computed with respect to the maximum number of the registrant's securities that may be purchased with the current assets of the plan.
(2)The closing price of the Common Stock of Pulaski Bancorp, Inc. on the Nasdaq SmallCap Market on August 11, 1999, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(3)Estimated solely for the purpose of calculating the registration fee.
(4)In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(5)Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required for the participation interests. The registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.

Number of Pages: 8
Exhibit Index begins on Page 8

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Pulaski Savings Bank 401(k) Employee Savings Plan ("401(k) Plan") required by Part I of the Registration Statement will be sent or given to the participants in the 401(k) Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Form 8-K filed by the Registrant (File No. 000-26681) with the SEC on July 12, 1999.

      (b) The Form 10-K filed by the Registrant with the Office of Thrift Supervision on March 30, 1999, which includes the statements of financial condition of Pulaski Savings Bank as of December 31, 1998 and 1997 and the related statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998.

      (c) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 1997, which includes the statements of net assets of the Plan as of December 31,1997 and 1996, and the related statements of income and changes in plan equity for the three year period ended December 31, 1998, together with the related notes and schedules as required by ERISA.

      (d) All documents filed by the Company and the 401(k) Plan, where applicable, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

The Common Stock to be offered pursuant to the 401(k) Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

Article XII of the Bylaws of Pulaski Bancorp, Inc. provides:

ARTICLE XII.  INDEMNIFICATION

Pulaski Bancorp, Inc. shall indemnify all officers, directors and employees of Pulaski Bancorp, Inc., and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Pulaski Bancorp, Inc., whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   LIST OF EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

4        Stock Certificate of Pulaski Bancorp, Inc.1

8 Tax Opinion not required. The Registrant has submitted or hereby undertakes to submit the 401(k) Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

23       Consent of Radics & Co. LLC

24       Power of Attorney is located on the signature page.

--------------------------
  1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form 8-K (SEC File No. 000-26681), dated July 12, 1999.

ITEM 9.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and
           (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Pulaski Bancorp, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Springfield, New Jersey on August 13, 1999.

                                    PULASKI BANCORP, INC.



                                    By: /s/ Thomas Bentkowski
                                        ----------------------------------
                                    Thomas Bentkowski
                                    President and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Bentkowski) constitutes and appoints Thomas Bentkowski and Mr. Bentkowski appoints Edward J. Mizerski, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Name                  Title                               Date
      ----                  -----                               ----


/s/ Thomas Bentkowski       President, Chief Executive Officer  August 13, 1999
-----------------------     and Director
Thomas Bentkowski           (Principal Executive Officer)



/s/ Edward J. Mizerski
-----------------------
Edward J. Mizerski          Chairman of the Board               August 13, 1999



/s/ Peter C. Pietrucha      Vice Chairman of the Board          August 13, 1999
-----------------------     and Director
Peter C. Pietrucha


/s/ Eugene J. Bogucki, M.D.
---------------------------
Eugene J. Bogucki, M.D.      Director                           August 13, 1999

      Name                  Title                               Date
      ----                  -----                               ----


/s/ Anthony C. Majeski
------------------------
Anthony C. Majeski          Director                            August 13, 1999



/s/ Walter F. Rusak
------------------------
Walter F. Rusak             Director                            August 13, 1999



/s/ Lee Wagstaff
------------------------
Lee Wagstaff                Vice President, Chief Financial     August 13, 1999
                            Officer, and Treasurer
                            (Principal Financial Officer)

THE PLAN

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Pulaski Savings Bank 401(k) Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Springfield, New Jersey, on August 13, 1999.


                                    PULASKI SAVINGS BANK 401(K) SAVINGS PLAN




                                    By:   /s/ Lee Wagstaff
                                          -------------------------
                                          Lee Wagstaff
                                          Plan Administrator



                                  EXHIBIT INDEX
                                  -------------


                                                                                     Sequentially
                                                                                       Numbered
                                                                                         Page
Exhibit No.       Description                 Method of Filing                         Location
-----------       -----------------------     --------------------------------------  -----------
    4             Stock Certificate of        Incorporated herein by reference from       --
                                              the Exhibit of the same number on the
                                              Form 8-K (SEC File No. 000-26681)
                                              filed with the SEC on July 12, 1999.

    8             Tax Opinion                 Not Required.                               --


   23             Consent of Radics &         Filed herewith.                             10
                  Co. LLC

   24             Power of Attorney           Located on the signature page.              5





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